Exhibit 99.1

      Dolby Laboratories Reports FY 2007 Second Quarter Results

     Second Quarter Net Income Tops $39 Million on Revenue of $129
                                Million


    SAN FRANCISCO--(BUSINESS WIRE)--May 2, 2007--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the second quarter of fiscal year 2007.

    For the second quarter, Dolby reported total revenue of $129.0 million, compared to $104.7 million for the second quarter of fiscal 2006, an increase of 23 percent. Second quarter net income was $39.1 million, or $0.34 per diluted share, compared to $28.0 million, or $0.25 per diluted share, for the second quarter of fiscal 2006.

    Net income for the second quarter of fiscal 2007 reflected stock-based compensation expense of $4.8 million compared to $5.1 million in the second quarter of fiscal 2006.

    In the first quarter of fiscal 2007 earnings call, Dolby disclosed that it expected to resolve certain contractual matters with an existing licensee. In the second quarter of fiscal 2007, the Company resolved these contractual matters and recognized revenue of $7.7 million related to prior quarters.

    "We have made great progress extending Dolby technologies into newer markets, such as digital television. We continue to work closely with content producers and consumer electronics manufacturers to promote the creation and playback of an immersive digital experience through Dolby technologies, whether in DVD, broadcast, personal computer, gaming, digital cinema, or portable devices," said Bill Jasper, President and Chief Executive Officer, Dolby Laboratories.

    Guidance

    For fiscal 2007, Dolby now expects revenue to be $435 million to $450 million. Net income is now expected to be $110 million to $115 million. Consequently, earnings per diluted share are now expected to be approximately $0.95 to $1.00. While stock-based compensation expense may vary based on factors such as stock price or volatility, Dolby continues to expect stock-based compensation expense for the full year to be between $20 million and $22 million.

    The Company's Conference Call Information

    Members of Dolby management will lead a conference call open to all interested parties to discuss Dolby's second quarter fiscal 2007 financial results at 2:00 p.m. PT/5:00 p.m. ET, Wednesday, May 2,
2007.

    Access to the teleconference will be available over the Internet from http://investor.dolby.com/medialist.cfm or by dialing
866-293-8970. International callers can access the conference call at 913-312-1230.

    A replay of the call will be available beginning at 5:00 p.m. PT on May 2, 2007 until 9 p.m. PT on May 9, 2007 at 888-203-1112
(international callers can access the replay by dialing 719-457-0820) using confirmation code 7297634. An archived version of the teleconference will also be available on www.dolby.com.

    Forward Looking Statements

    Certain statements in this press release, including statements relating to Dolby's expectations regarding revenue, net income, earnings per diluted share, and stock-based compensation expense for the fiscal year ending September 28, 2007 and Dolby's expectations concerning extending its technologies into newer markets and continuing to work with content producers and consumer electronics manufacturers to promote the creation and playback of an immersive digital experience through Dolby technologies, and the benefits, including long-term growth opportunities, that may be derived therefrom are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the DVD, broadcast, personal computer, gaming or portable device markets, and trends relating to the development of additional and newer markets for Dolby technologies; pricing pressures; the timing of Dolby's receipt of royalty reports and/or payments from its licensees; Dolby's accuracy of calculation of royalties due to its licensors; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and Dolby's ability to successfully penetrate this market; Dolby's ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery, by acquiring businesses or technologies; and other risks detailed in Dolby's Securities and Exchange Commission filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent Quarterly Report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

    About Dolby Laboratories

    Dolby Laboratories develops and delivers products and technologies that make the entertainment experience more realistic and immersive. For more than four decades, Dolby has been at the forefront of defining high-quality audio and surround sound in cinema, broadcast, home audio systems, cars, DVDs, headphones, games, televisions, and personal computers. For more information about Dolby Laboratories or Dolby(R) technologies, please visit www.dolby.com.

    Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. S07/18268 DLB-F


                       DOLBY LABORATORIES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                 Fiscal Quarter    Fiscal Year-to-Date
                                      Ended               Ended
                               ------------------- -------------------
                               March 31, March 30, March 31, March 30,
                                  2006      2007      2006      2007
                               --------- --------- --------- ---------
                                             (unaudited)
                                  (in thousands, except per share
                                               amounts)
Revenue:
  Licensing                    $ 83,183  $106,642  $152,165  $189,017
  Product sales                  15,708    15,469    31,712    30,679
  Services                        5,833     6,899    11,872    13,756
                               --------- --------- --------- ---------
    Total revenue               104,724   129,010   195,749   233,452
                               --------- --------- --------- ---------

Cost of revenue:
  Cost of licensing               7,177    10,149    13,778    17,809
  Cost of product sales (1)       6,883     7,714    19,564    16,400
  Cost of services (1)            2,338     2,824     5,227     5,507
                               --------- --------- --------- ---------
    Total cost of revenue        16,398    20,687    38,569    39,716
                               --------- --------- --------- ---------
Gross margin                     88,326   108,323   157,180   193,736
                               --------- --------- --------- ---------
Operating expenses:
  Selling, general and
   administrative (1)            38,584    42,525    75,121    79,836
  Research and development (1)    8,363    10,960    16,305    19,796
  Gain on settlements                 -    (1,500)        -    (1,500)
                               --------- --------- --------- ---------
    Total operating expenses     46,947    51,985    91,426    98,132
                               --------- --------- --------- ---------
Operating income                 41,379    56,338    65,754    95,604
Other income, net                 4,594     5,932     8,293    11,359
                               --------- --------- --------- ---------
Income before provision for
 income taxes and controlling
 interest                        45,973    62,270    74,047   106,963
Provision for income taxes       17,652    22,776    28,138    37,228
                               --------- --------- --------- ---------
Income before controlling
 interest                        28,321    39,494    45,909    69,735
Controlling interest in net
 income                            (342)     (399)     (661)     (747)
                               --------- --------- --------- ---------
Net income                     $ 27,979  $ 39,095  $ 45,248  $ 68,988
                               ========= ========= ========= =========


Basic earnings per share       $   0.27  $   0.36  $   0.43  $   0.64
Diluted earnings per share     $   0.25  $   0.34  $   0.41  $   0.61

Weighted-average shares
 outstanding (basic)            105,254   109,055   104,774   108,501
Weighted-average shares
 outstanding (diluted)          111,387   113,412   111,056   113,165


(1) Stock-based compensation
 included above was classified
 as follows:
  Cost of product sales        $    196  $    192  $    398  $    410
  Cost of services                  126        31       256        68
  Selling, general and
   administrative                 4,106     3,762     8,210     7,621
  Research and development          663       772     1,336     1,519


                       DOLBY LABORATORIES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                     September 29, 2006 March 30, 2007
                                     ------------------ --------------
                                                (unaudited)
                                              (in thousands)
               ASSETS
Current assets:
  Cash and cash equivalents                   $363,537       $337,401
  Short-term investments                       122,162        194,992
  Accounts receivable, net                      23,550         30,889
  Inventories                                   11,104         13,212
  Income tax receivable                          1,371         14,770
  Deferred income taxes                         44,568         45,860
  Prepaid expenses and other current
   assets                                        6,340         13,067
                                     ------------------ --------------
    Total current assets                       572,632        650,191

Property, plant and equipment, net              76,995         79,696
Intangible assets, net                          14,954         14,625
Goodwill                                        23,188         24,524
Long-term investments                           32,909         72,275
Long-term deferred income taxes                 11,100          9,323
Other assets                                     7,510          8,668
                                     ------------------ --------------
    Total assets                              $739,288       $859,302
                                     ================== ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
   liabilities                                $ 79,336       $ 89,613
  Income taxes payable                           5,719          6,491
  Current portion of debt                        1,441          1,506
  Deferred revenue                               6,358         10,350
                                     ------------------ --------------
    Total current liabilities                   92,854        107,960

Long-term debt                                  10,893         10,351
Long-term deferred revenue                       4,562          5,305
Other non-current liabilities                   16,780         17,289
                                     ------------------ --------------
    Total liabilities                          125,089        140,905

Controlling interest                            19,911         21,201
Stockholders' equity:
  Class A common stock                              37             40
  Class B common stock                              70             69
  Additional paid-in capital                   323,449        352,740
  Retained earnings                            266,918        335,906
  Accumulated other comprehensive
   income                                        3,814          8,441
                                     ------------------ --------------
    Total stockholders' equity                 594,288        697,196
                                     ------------------ --------------
    Total liabilities and
     stockholders' equity                     $739,288       $859,302
                                     ================== ==============

    CONTACT: Dolby Laboratories
             Alex Hughes, 415-645-4572 (Investors)
             investor@dolby.com
             Paula Dunn, 415-645-5000 (Media)
             news@dolby.com